NON-NEGOTIABLE PROMISSORY NOTE

U.S. $2,000,000                                                    June 11, 1999

      For value received, the undersigned, Hai Hua Cheng and Wen Dar Wu, jointly and severally (collectively, the "BORROWER"), promise to pay V-ONE CORPORATION, a Delaware corporation ("LENDER"), (1) two million dollars (U.S. $2,000,000), and (2) accrued and unpaid interest at the rate of 4.87% per annum. One million dollars (U.S. $1,000,000) of the principal amount of this Note plus accrued interest on the then outstanding principal amount of this Note shall be paid on July 14, 1999 and one million dollars (U.S. $1,000,000) of the principal amount of this Note plus accrued interest on the then outstanding principal amount of this Note shall be paid on August 13, 1999.

      Payment of principal and interest is to be made to the Lender at the address specified in Section 1(c) of the Subscription Agreement dated as of June 11, 1999 between the Borrower and the Lender ("Agreement").

      Time of payment is of the essence with respect to this Note.

      The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      If any one or more of the following described events of default (each, an "Event of Default") shall occur and be continuing, the Lender shall, in addition to all other rights and remedies available to the Lender, have the rights and remedies set forth in the next paragraph of this Note:

           (a) the Borrower shall default in the payment of principal, interest or any other amount due on this Note when due, whether at maturity or by acceleration or otherwise; or

           (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief with respect to the Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, or for any substantial part of its properties, or for the winding up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 15 consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

           (c) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or


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           (d) the Borrower  shall default in the due  performance or observance of any other covenant, condition or provision contained in this Note or in the Agreement, and such Event of Default shall continue uncured for 5 days after written notice thereof shall have been given to the Borrower by the Lender; or

           (e) any representation or other statement of the Borrower contained herein or in the Agreement shall be deemed materially false or misleading, or any breach shall occur of any representation or other statement contained herein or in the Agreement.

      If an Event of Default shall occur, the Lender may by written notice to the Borrower declare the unpaid balance of this Note then outstanding and interest accrued thereon and all other liabilities of the Borrower to the Lender hereunder and under the Agreement to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand or protest of any kind, all of which are hereby expressly waived; PROVIDED, HOWEVER, that, if an Event of Default described in subsection (b) or
(c) of the definition of "Event of Default" occurs, the unpaid balance of this Note then outstanding and interest accrued thereon and all other liabilities of the Borrower to the Lender hereunder and under the Agreement shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

      This Note is issued pursuant to the Agreement and the Lender or any subsequent holder hereof is entitled to the benefits thereof. If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Note shall be construed as if the invalid or unenforceable provision had never been a part of it.

      In the event of any action for the enforcement or defense of the Lender's rights under the Agreement or under this Note, the Borrower shall pay the reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with such actions.

      This Note shall be governed by and construed and enforced under the internal laws of the State of New York without giving effect to principles of conflict of laws.

      THE BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER DEMAND IS MADE HEREUNDER, TO APPEAR FOR THE BORROWER AND FILE AN AFFIDAVIT OF JUDGMENT BY CONFESSION AGAINST THE BORROWER IN FAVOR OF THE LENDER OR ITS SUCCESSORS OR ASSIGNS FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH REASONABLE ATTORNEYS' FEES. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT 8% PER ANNUM.

      NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS
OFTEN AS THE LENDER SHALL ELECT UNTIL SUCH TIME AS THE LENDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL PRINCIPAL AMOUNTS, INTERESTS AND ALL OTHER COSTS


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AND EXPENSES  DUE AND PAYABLE  PURSUANT TO THE  AGREEMENT  AND THIS OR ANY OTHER
NOTE ISSUED IN CONNECTION THEREWITH.

      THE BORROWER IRREVOCABLY WAIVES ANY AN ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE OR THE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

      THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

                                   /s/ Hai Hua Cheng
                                   ------------------------------------------
                                   Hai Hua Cheng

                                   /s/ William Wu
                                   ------------------------------------------
                                   William Wu (Wen Dar Wu)




















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